EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Fourth Quarter and the Fiscal Year Ended June 30, 2014

SUNNYVALE, Calif., Aug. 12, 2014 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq:AOSL), today reported financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2014.

The results for the fiscal fourth quarter of 2014 ended June 30, 2014 were as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Q4 FY2014	Q3 FY2014	Q4 FY2013
Revenue	$ 82.3	$ 75.4	$ 77.2
Gross Margin	19.4%	16.3%	17.1%
Operating Income (Loss)	$ 0.0	$ (2.9)	$ (2.9)
Net Loss	$ (0.5)	$ (3.3)	$ (4.1)
Loss Per Share - Diluted	$ (0.02)	$ (0.13)	$ (0.16)

Our non-GAAP measures exclude the effect of share-based compensation expenses in each of the periods presented. The results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Q4 FY2014	Q3 FY2014	Q4 FY2013
Revenue	$ 82.3	$ 75.4	$ 77.2
Gross Margin	19.6%	16.5%	17.3%
Operating Income (Loss)	$ 1.2	$ (2.1)	$ (1.6)
Net Income (Loss)	$ 0.7	$ (2.4)	$ (2.8)
Earnings (Loss) Per Share - Diluted	$ 0.03	$ (0.09)	$ (0.11)

"The June quarter was a solid finish to a challenging fiscal year supported by our focused execution as well as stabilizing market conditions. The fourth quarter of fiscal year 2014 showed better performance than the same quarter last year in all major financial aspects, especially in operating cash flow and free cash flow generation," said Dr. Mike Chang, Chairman and CEO of AOS. "I am particularly pleased with the progress we have made in executing our recovery plan. With greater than expected customer acceptance and interest for some of our new products in the diversified market segments, we are implementing the R&D and customer penetration activities ahead of our original schedule. With the expectation of a moderate increase in the operating expenses, we are optimistic about our potential to continue the revenue growth as we go forward."

The results for the fiscal year ended June 30, 2014 were as follows:

  Revenue was $318.1 million, a decrease of 5.7% from $337.4 million for the prior year.
  GAAP gross margin was 18.6%, compared to 19.1% for the prior year. Non-GAAP gross margin was 18.8%, compared to 21.6% for the prior year.
  GAAP operating loss was $0.2 million, compared to operating loss of $1.3 million for the prior year. Non-GAAP operating income was $3.2 million, compared to $13.8 million for the prior year.
  GAAP net loss was $3.3 million, compared to net loss of $5.6 million for the prior year. Non-GAAP net income was $0.1 million, compared to $9.5 million for the prior year.
  GAAP diluted loss per share was $0.13 compared to diluted loss per share of $0.22 for the prior year. Non-GAAP diluted earnings per share was $0.00 compared to $0.37 for the prior year.

Non-GAAP gross margin excludes share-based compensation expenses in each of the periods and non-recurring inventory valuation charges during last year. Non-GAAP operating income/loss, net income/loss and diluted EPS exclude share-based compensation expenses in each of the periods presented as well as the non-recurring inventory valuation charges, and the equipment write-down recorded during the March quarter last year. Reconciliations of non-GAAP financial measures to the U.S. GAAP amounts are set forth in the attached schedules.

Recent News Highlights - For information, please visit http://www.aosmd.com.

June 30, 2014 - Alpha and Omega Semiconductor Introduces New Single-Channel EZPower Smart Load Switch with Best-in-Class RDS(ON)-to-Footprint Ratio

July 2, 2014 - Alpha and Omega Semiconductor Rolls Out New Family of 25V and 30V High Performance MOSFETs in Compact 3x3mm Footprint

August 7, 2014 - Alpha and Omega Semiconductor Enhances the EZPower(TM) Smart Load Switch Portfolio With Rapid Turn-Off Fault Protection and Current Monitoring

Business Outlook for Fiscal Q1 Ending September 30, 2014

The following forward-looking statements are based on management's current expectations and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $85 million and $89 million.
  GAAP gross margin is expected to be in the range of 20% to 22%.
  GAAP operating expenses are expected to be in the range of $16.8 million plus or minus $1 million.
  Tax expense is expected to be approximately $1.2 million to $1.4 million.

The above projections on GAAP gross margin and GAAP operating expenses include estimated share-based compensation expense of $1.2 million to $1.3 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2014 today, August 12, 2014 at 2:00 p.m. PDT / 5:00 p.m. EDT. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, statements relating to projected amount of revenues, gross margin, operating income/(expenses), tax expenses, net income/(loss), and share-based compensation expenses, expectation with respect to our ability and strategy to develop new products, expand our sales, revenue and profitability, growth in revenue, our ability to reduce cost and improve profitability, the execution of our recovery plan, our share repurchase program and other information under the section entitled "Business Outlook for Fiscal Q1 Ending September 30, 2014". Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 to be filed by AOS. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating income/(loss), net income/(loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses, non-recurring inventory write-down and impairment of long-lived assets that are non-cash charges. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain items included in GAAP that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the term used in this press release, non-GAAP net income/(loss), does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics.  AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Revenue	$ 82,330	$ 75,405	$ 77,212	$ 318,121	$ 337,436
Cost of goods sold	66,339	63,095	63,999	259,050	272,851
Gross profit	15,991	12,310	13,213	59,071	64,585
Gross margin	19.4%	16.3%	17.1%	18.6%	19.1%

Operating expenses:
Research and development	6,613	5,977	7,158	24,409	27,833
Selling, general and administrative	9,350	9,256	8,937	34,855	35,473
Impairment of long-lived assets	—	—	—	—	2,557
Total operating expenses	15,963	15,233	16,095	59,264	65,863
Operating income (loss)	28	(2,923)	(2,882)	(193)	(1,278)

Interest income and other, net	34	52	17	124	76
Interest expense	(56)	(62)	(90)	(266)	(372)
Income (loss) before income taxes	6	(2,933)	(2,955)	(335)	(1,574)

Income tax expense	487	361	1,107	2,973	4,001
Net loss	$ (481)	$ (3,294)	$ (4,062)	$ (3,308)	$ (5,575)

Net loss per share
Basic	$ (0.02)	$ (0.13)	$ (0.16)	$ (0.13)	$ (0.22)
Diluted	$ (0.02)	$ (0.13)	$ (0.16)	$ (0.13)	$ (0.22)

Weighted average number of common shares used to compute net loss per share
Basic	26,214	26,067	25,596	25,952	25,348
Diluted	26,214	26,067	25,596	25,952	25,348

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)

	June 30, 2014	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 117,788	$ 92,406
Restricted cash	244	204
Accounts receivable, net	36,535	38,298
Inventories	66,560	68,339
Deferred income tax assets	2,842	3,030
Other current assets	3,810	3,578
Total current assets	227,779	205,855
Property, plant and equipment, net	123,254	138,111
Intangible assets, net	229	496
Goodwill	269	269
Deferred income tax assets - long term	10,854	10,823
Other long-term assets	1,963	767
Total assets	$ 364,348	$ 356,321
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short term debt	$ 13,821	$ 3,821
Accounts payable	38,760	31,738
Accrued liabilities	17,376	14,571
Income taxes payable	1,933	1,472
Deferred margin	665	622
Capital leases	1,061	1,267
Total current liabilities	73,616	53,491
Long term debt	—	13,571
Income taxes payable - long term	2,315	3,692
Deferred income tax liabilities	3,234	2,613
Capital leases - long term	1,005	195
Deferred rent	1,143	1,308
Total liabilities	81,313	74,870
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; Issued and outstanding: none at June 30, 2014 and 2013	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares; Issued and outstanding: 26,644 shares and 26,304 shares at June 30, 2014 and 25,882 shares and 25,656 shares at June 30, 2013	53	51
Treasury shares at cost; 340 shares at June 30, 2014 and 226 shares at June 30, 2013	(2,889)	(2,054)
Additional paid-in capital	174,084	168,352
Accumulated other comprehensive income	1,033	957
Retained earnings	110,754	114,145
Total shareholders' equity	283,035	281,451
Total liabilities and shareholders' equity	$ 364,348	$ 356,321

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013

U.S. GAAP gross profit	$ 15,991	$ 12,310	$ 13,213	$ 59,071	$ 64,585

Share-based compensation:
Cost of goods sold	157	119	170	614	700
Non-recurring inventory write-down	—	—	—	—	7,734
Non-GAAP gross profit	$ 16,148	$ 12,429	$ 13,383	$ 59,685	$ 73,019
Non-GAAP gross margin	19.6%	16.5%	17.3%	18.8%	21.6%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income (Loss) to Non-GAAP Operating Income (loss)
(in thousands)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013

U.S. GAAP operating income (loss)	$ 28	$ (2,923)	$ (2,882)	$ (193)	$ (1,278)

Share-based compensation:
Cost of goods sold	157	119	170	614	700
Research and development	302	221	378	786	1,402
Selling, general and administrative	741	521	695	1,975	2,717
Total share-based compensation	1,200	861	1,243	3,375	4,819
Non-recurring inventory write-down	—	—	—	—	7,734
Impairment of long-lived assets	—	—	—	—	2,557

Non-GAAP operating income (loss)	$ 1,228	$ (2,062)	$ (1,639)	$ 3,182	$ 13,832

Alpha and Omega Semiconductor Limited
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013

U.S. GAAP net loss	$ (481)	$ (3,294)	$ (4,062)	$ (3,308)	$ (5,575)

Share-based compensation:
Cost of goods sold	157	119	170	614	700
Research and development	302	221	378	786	1,402
Selling, general and administrative	741	521	695	1,975	2,717
Total share-based compensation	1,200	861	1,243	3,375	4,819
Non-recurring inventory write-down	—	—	—	—	7,734
Impairment of long-lived assets	—	—	—	—	2,557

Non-GAAP net income (loss)	$ 719	$ (2,433)	$ (2,819)	$ 67	$ 9,535

Non-GAAP diluted income (loss) per share	$ 0.03	$ (0.09)	$ (0.11)	$ —	$ 0.37
Weighted-average number of common shares used to compute non-GAAP net income (loss) per share
Diluted shares	26,696	26,067	25,596	26,496	26,112
CONTACT: Alpha and Omega Semiconductor Limited
         Investor Relations
         So-Yeon Jeong
         408-789-3172
         investors@aosmd.com